SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

On August 28, 2017, Trian Fund Management, L.P. (“Trian”) launched a Facebook page relating to The Procter & Gamble Company (the “Company”) located at https://www.facebook.com/Revitalize-PG-706167002900574/ (the “Facebook Page”). Also on August 28, 2017, Trian launched a Twitter page relating to the Company located at https://twitter.com/Revitalize_PG (the “Twitter Page”). A copy of materials posted to the Facebook Page and the Twitter Page and additional advertisements relating to the Company issued through Facebook and Twitter are filed herewith as Exhibit 1. A copy of additional soliciting materials posted to www.RevitalizePG.com on August 28, 2017 are filed herewith as Exhibit 2.

In addition, from time to time, Trian may issue the following statements to shareholders of the Company through various social media channels, including Facebook, Twitter and LinkedIn:

Please visit our website to learn more about our proposed plan to revitalize P&G at www.revitalizepg.com.

Trian strongly believes in P&G. Learn more about Trian’s proposed operating and strategic initiatives to revitalize PNG at www.revitalizepg.com.

You can learn more about your eligibility and how to participate in the proxy vote at www.revitalizepg.com.